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                   AMENDMENT NO. 1 TO STOCKHOLDERS' AGREEMENT


     This AMENDMENT NO. 1 TO STOCKHOLDERS' AGREEMENT (this "Amendment") is made
                                                            ---------
as of September 19, 2001, by and among priceline.com Incorporated, a Delaware corporation (the "Company"), Prime Pro Group Limited, a British Virgin Islands
                  -------
corporation ("PPG") and wholly owned subsidiary of Cheung Kong (Holdings)
              ---
Limited, a Hong Kong corporation ("CK"), Forthcoming Era Limited, a British
                                   --
Virgin Islands corporation ("FEL") and wholly owned subsidiary of Hutchison
                             ---
Whampoa Limited, a Hong Kong corporation ("HW"), Potton Resources Limited, a
                                           --
British Virgin Islands corporation ("PRL") and wholly owned subsidiary of CK,
                                     ---
and Ultimate Pioneer Limited, a British Virgin Islands corporation ("UPL") and
                                                                     ---
wholly owned subsidiary of HW (PPG, FEL, PRL and UPL are hereinafter collectively referred to as the "Purchasers").
                                 ----------

     WHEREAS, the Company and the Purchasers are parties to a Stockholders' Agreement dated as June 5, 2001 (the "Stockholders' Agreement"); and
                                      -----------------------

     WHEREAS, the Company and the Purchasers wish to make certain amendments to
Section 4(a) of the Stockholders' Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Clause (a) of Section 4 of the Stockholders' Agreement is hereby amended to read in its entirety as follows:

     "(a) acquire, announce an intention to acquire, offer or propose to acquire or agree to acquire, directly or indirectly, any voting securities of the Company as a result of which acquisition the Purchasers (and their Affiliates), collectively, would beneficially own more than 34.99% of the outstanding capital stock of the Company on a fully diluted basis, other than acquisitions by way of share dividends or other distributions pro rata to holders of voting securities; provided, however, that, notwithstanding Section 7(d) hereto, such 34.99% may be increased to 37.5% by the Company at its sole discretion upon delivery of written notice of any such increase to the Purchasers, which notice shall be duly executed and delivered by the Chairman of the Board of the Company;"

     2. All terms used but not defined in this Amendment shall have the respective meanings assigned to such terms in the Stockholders' Agreement.

     3. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                                   PRICELINE.COM INCORPORATED


                                                   By: _________________________
                                                       Name:
                                                       Title:


                                                   PRIME PRO GROUP LIMITED


                                                   By: _________________________
                                                       Name:
                                                       Title:


                                                   FORTHCOMING ERA LIMITED


                                                   By: _________________________
                                                       Name:
                                                       Title:


                                                   POTTON RESOURCES LIMITED


                                                   By: _________________________
                                                       Name:
                                                       Title:


                                                   ULTIMATE PIONEER LIMITED


                                                   By: _________________________
                                                       Name:
                                                       Title:

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